Exhibit 24.1



POWER OF ATTORNEY



Each person whose signature appears below does hereby make, constitute and appoint Mary Beth Lewis as such person's true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, a Registration Statement on Form S-3, any and all amendments (including post-effective amendments) thereto and any abbreviated registration statement in connection with this Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such persons' substitute or substitutes may lawfully do or cause to be done by virtue hereof.




/s/ Michael C. Gilliland                                           July 29, 1998
Michael C. Gilliland


/s/ Mary Beth Lewis                                                July 29, 1998
Mary Beth Lewis


/s/ Elizabeth C. Cook                                              July 29, 1998
Elizabeth C. Cook


/s/ John A. Shields                                                July 29, 1998
John A. Shields


/s/ David M. Chamberlain                                           July 29, 1998
David M. Chamberlain


/s/ David L. Ferguson                                              July 29, 1998
David L. Ferguson

/s/ James B. McElwee                                               July 29, 1998
James B. McElwee


/s/ Brian K. Devine                                                July 29, 1998
Brian K. Devine